UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2011 (March 18, 2011)

CONTINENTAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Oklahoma

(State or other jurisdiction of incorporation)

001-32886	73-0767549
(Commission File Number)	(IRS Employer Identification No.)

302 N. Independence Enid, Oklahoma	73701
(Address of principal executive offices)	(Zip Code)

(580) 233-8955

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 18, 2011, Continental Resources, Inc. executed an agreement with Harold Hamm, its Chief Executive Officer and principal shareholder, to acquire ownership of 20 Broadway Associates LLC for $22,961,628, consisting of the purchase price of 20 North Broadway, commissions and related closing costs. The transaction was approved by the Company’s Board of Directors. 20 Broadway Associates LLC’s sole asset is a building in Oklahoma City, Oklahoma where Continental intends to locate its corporate headquarters in 2012. A copy of the Assignment of Membership Interest is being filed as an exhibit to this report on Form 8-K and is incorporated herein by reference. The foregoing summary of the Assignment of Membership Interest does not purport to be complete and is qualified in its entirety by reference to the exhibit filed herewith.

Item 9.01	Financial Statements and Exhibits

(d) Exhibit

Exhibit Number	Description

10.1	Assignment of Membership Interest dated March 18, 2011 between Harold Hamm and Continental Resources, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL RESOURCES, INC. (Registrant)

Dated: March 23, 2011

	By:	/s/ John D. Hart
John D. Hart
Senior Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description

10.1	Assignment of Membership Interest dated March 18, 2011 between Harold Hamm and Continental Resources, Inc.